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EXHIBIT 15.2

The Board of Directors and Stockholders
NCS HealthCare, Inc. and Subsidiaries

We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 333-49417) of NCS HealthCare, Inc. for the registration of 883,528 shares of its Class A common stock of our report dated April 28, 1998 relating to the unaudited condensed consolidated interim financial statements of NCS HealthCare, Inc. and subsidiaries that are included in its Form 10-Q for the quarter ended March 31, 1998.

                                   /s/ Ernst & Young LLP

April 28, 1998